Exhibit 10(bb)

STATE OF ALABAMA    )
JEFFERSON COUNTY    )

AMENDED AND RESTATED
SOUTHTRUST CORPORATION
ADDITIONAL RETIREMENT BENEFIT PLAN (PENSION)

SOUTHTRUST CORPORATION, a Delaware corporation with its principal place of business in Birmingham, Alabama (hereinafter for convenience referred to as “SouthTrust”) hereby adopts and publishes this Amended and Restated SouthTrust Corporation Additional Retirement Benefit Plan (Pension) for the benefit of a select group of highly compensated or management employees of SouthTrust and other Employing Companies (hereinafter for convenience referred to as “Participants”), to be effective as of the 15th day of July, 1992, as follows:

WITNESSETH:

WHEREAS, SouthTrust has previously established the SouthTrust Corporation Additional Retirement Benefit Plan effective the 1st day of January, 1987 which was amended effective the 1st day of January, 1989; and

WHEREAS, notwithstanding the establishment of a trust, it is intended that the Plan shall remain unfunded for purposes of Title I of ERISA and for tax purposes; and

WHEREAS, SouthTrust has previously established the SouthTrust Corporation Additional Benefit Plan; and

WHEREAS, SouthTrust has determined that it is advisable to merge the portion of the SouthTrust Corporation Excess Benefit Plan referred to as Excess Pension Benefits, into the SouthTrust Corporation Additional Retirement Benefit Plan and to rename this Plan as the Amended and Restated SouthTrust Corporation Additional Retirement Benefit Plan (Pension); and

WHEREAS, SouthTrust has established the Trust for the Benefit of Participants in the SouthTrust Corporation Additional Retirement Benefit Plan (Pension) (hereinafter referred to as “Trust”) for the purpose of providing, upon the occurrence of certain events, the benefits prescribed under this Plan; and

WHEREAS, due to the establishment of the Trust, it is appropriate to amend and restate the Plan in its entirety; and

WHEREAS, Participants are currently highly compensated or management employees of SouthTrust and other Employing Companies; and

WHEREAS, SouthTrust has determined that the Participants have performed outstanding services for SouthTrust, and as such, shall be entitled to additional retirement benefits according to the terms and provisions set forth in this Plan and the Internal Revenue Code of 1986 as amended.

NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, and the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:

1.    DEFINITIONS.    In addition to the definitions listed below, all definitions found in the Retirement Plan which are necessary for the logical interpretation of the terms of this Plan are incorporated herein by reference as if fully set forth herein.

1.1    “Beneficiary” means the individual or entity entitled to be paid the balance of a deceased Participant’s benefits hereunder.

1.2    “Board” means the Board of Directors of SouthTrust.

1.3    “Code” means the Internal Revenue Code of 1986, as amended.

1.4    “Committee” means the Administrative Committee of the Retirement Plan.

1.5    “Effective Date” of the Plan means the 1st day of January, 1987.

1.6    “Employing Company” means any subsidiary or other organization which is a member of an Affiliated Group, as that term is defined in Section 1504 of the Code, with SouthTrust.

1.7    “Participant” means a highly compensated or management employee of SouthTrust who has been notified by the Committee that he is covered under this Plan.

1.8    “Plan” means the Amended and Restated SouthTrust Corporation Additional Retirement Benefit Plan (Pension) established by this document and as may be amended from time to time and executed by SouthTrust, and any related documents executed by the Participant.

1.9    “Plan Year” means the calendar year.

1.10    “Retirement Plan” means the SouthTrust Corporation Retirement Income Plan, as the same may be from time to time amended.

1.11    “SouthTrust” means SouthTrust Corporation, a corporation, organized and exiting under the laws of the State of Delaware, with its principal place of business in Birmingham, Alabama, and any corporate successor thereto, whether by merger, consolidation, liquidation into a parent corporation, or otherwise.

1.12    “Trust” shall mean the Trust for the Benefit of Participants in the SouthTrust Corporation Additional Retirement Plan (Pension) created simultaneously herewith for the benefit of Participants pursuant to the terms of this Plan.

2.    PURPOSE.    The Plan is intended to be unfunded for purposes of Title I of ERISA and for tax purposes and is also intended to provide benefits to the Participants which would have been provided under the Retirement Plan if not for limitations imposed by the Code and the terms of the Retirement Plan, including, but not limited to, the restrictions and limitations on the definition of compensation.

3.    ELIGIBILITY.    Only those highly compensated or management employees of South Trust selected and notified by the Board to participate.

4.    PARTICIPATION. The Board will select those employees, if any, who will participate in the Plan by executing and delivering to the Committee in such form as the Committee shall prescribe, a list of all Participants in the Plan including their participation dates. The Board will notify each Participant in writing of his participation in the Plan and the date he commenced participation in the Plan.

5.    ESTABLISHMENT OF TRUST. SouthTrust or any Employing Company does hereby establish this Trust by making contributions to the Trustee of the Trust which is, at the date of this Amendment and Restatement, Trust Company Bank, a Georgia corporation (Trustee) to satisfy any and all obligations under the Plan.

6.    BENEFITS.

6.1    The types of benefits payable under this Plan shall be the same as those provided under the Retirement Plan.

6.2    Value of Benefits. The benefits payable to the Participant, or his Beneficiary, shall be equal to, as of any date, the excess of (a) over (b) below:

(a)    The Actuarial Equivalent of the Accrued Benefit that the Particpant would have accrued under the Retirement Plan as of such date if

(1)    The Participant’s Earnings for each Plan Year included, in addition to other amounts treated as Earnings under the Retirement Plan, all amounts which would otherwise constitute Earnings but with respect to which an election under the Amended and Restated SouthTrust Corporation Deferred Compensation Plan has been made by the Participant for such Plan Year;

(2)    No limitations were imposed on the amount of Earnings that could be taken into account in determining the Participant’s Accrued Benefit under the terms of the Retirement Plan;

(3)    The limitation imposed by Article VIII of the Retirement Plan were inapplicable; and

(4)    The Chairman of the Board and President of the Company were treated as Eligible Employees under the Retirement Plan with respect to periods after December 31, 1986.

(b)    The Actuarial Equivalent of the Participant’s actual Accrued Benefit determined under the terms of the Retirement Plan at such date.

7.    PAYMENT OF BENEFITS.

Payment of the benefits provided for in Section 6 hereinabove shall be made in the same manner, at the same time, upon occurrence of the same events, and subject to the same conditions as provided under the Retirement Plan. If a participant’s beneficiary (including an eligible spouse) becomes eligible at any time to receive a death benefit which is payable prior to the commencement of a participant’s retirement benefit under the Retirement Plan, the beneficiary shall be entitled to a benefit equal to (A) the amount of the death benefit which the beneficiary is entitled to receive under the Retirement Plan, without regard to any limitations imposed by the code and by the terms of the Retirement Plan, reduced by (B) the amount of the death benefit which the beneficiary is entitled to receive under the terms, provisions and limitations of the Retirement Plan. If a participant, at the date of his death, is receiving payment of benefits provided hereunder, in a form which contemplates that a payment or payments will be made after his death, such participant’s beneficiary (including an eligible spouse) shall be entitled to receive payment of the benefits hereunder if such Participant would be entitled to receive those benefits under the Retirement Plan.

8.    ADMINISTRATION.

8.1    Administrator.    This Plan shall be administered by the Committee.

8.2    Administrator’s Powers and Duties. The Administrator shall have the power and duty to:

(a)    construe and interpret the provisions of the Plan;

(b)    adopt, amend, or revoke rules and regulations for the administration of the Plan, provided they are not inconsistent with the provisions of the Plan;

(c)    provide appropriate parties with such returns, reports, descriptions and statements as may be required by law, within the times prescribed by the law and to make them available for examination by Participants and their Beneficiaries when required by law;

(d)    take such other action as may reasonably be required to administer the Plan in accordance with its terms or as may be provided for or required by law;

(e)    withhold applicable taxes and file with the Internal Revenue Service appropriate information returns, with respect to distributions made from the Plan; and

(f)    appoint and retain such persons as may be necessary to carry out the functions of the Administrator.

(g)    Upon the occurrence of a Change In Control, the Committee shall delegate and the Trustee shall accept any and all administrative duties created by this Agreement.

9.    MISCELLANEOUS.

9.1    Amendment or Termination of Plan. This Plan may not be modified or amended in whole or in part, except as amendments may be required as a result of applicable amendments made to the Retirement Plan. This Plan may not be terminated except to the extent that the Retirement Plan is terminated. In addition, no amendment or modification to the Plan shall reduce or impair the Participant’s or Beneficiary’s accrued benefits or optional forms of benefits which are attributable to services performed prior to the amendment. In the event the Plan is terminated prior to a Participant’s Normal Retirement Age, as defined in the Retirement Plan, the benefit payable to or with respect to the Participant hereunder shall be limited to the actuarial equivalent of the Participant’s benefit hereunder, determined as of the date of payment of such benefit is made.

9.2    Reversion of Additional Assets. In the event there are assets (Additional Assets) remaining in the Trust after all obligations to all Participants and Beneficiaries have been satisfied and after this Plan has been terminated, such Additional Assets shall revert to SouthTrust.

9.3    Unsecured Promise.    SouthTrust, each Participant and each Employing Company acknowledge that this Agreement shall create only an unsecured promise by SouthTrust to Participants to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Participant shall be entitled to receive all amounts as provided hereunder, all such amounts shall remain solely the property of SouthTrust, subject only to the claims of its general creditors.

9.4    Assignment of Rights to Benefits. A Participant’s rights to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge encumbrance, attachment or garnishment by the Participant, by creditors of the Participant or the Participant’s beneficiary.

9.5    Unfunded Plan.    It is the intention of SouthTrust, each Participating Employer and each Participant that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

9.6    Right to Employment.    This Agreement shall not be construed as giving the Participant any right to continued employment with SouthTrust.

9.7    Adoption By Employing Companies. Any Employing Company other than SouthTrust may adopt the Plan by executing and delivering to SouthTrust a written instrument provided for such Adoption.

9.8    Binding Nature of the Plan. The Plan shall be binding upon and inure to the benefit of SouthTrust, its successors and assigns, the Participant and Beneficiaries and their heirs and legal representatives.

9.9    Written Notice. Any notice or other communication required or permitted under the Plan shall be in writing. If directed to SouthTrust, the notice or communication shall be sent to the Committee and the Trustee. If directed to the Participant, it shall be sent to such Participant at the last known address as it appears on SouthTrust’s records or at the work site, at SouthTrust’s option. If directed to a Beneficiary or Eligible Spouse, it shall be sent to such Beneficiary or Eligible Spouse at the last know address as it appears on SouthTrust’s records.

ADOPTION AGREEMENT
with respect to the
SOUTHTRUST CORPORATION
ADDITIONAL RETIREMENT BENEFIT PLAN

Pursuant to the provisions of Section 5 of the SouthTrust Corporation Additional Retirement Benefit Plan, as amended (“the Plan”), SouthTrust Bank of Alabama, National Association, hereby adopts the Plan, effective as of January 1, 1989.

IN WITNESS WHEREOF, SouthTrust Bank of Alabama, National Association, has caused this instrument to be executed and its seal to be hereunto affixed and attested by its duly authorized officer on this 18th day of January, 1990.

SOUTHTRUST BANK OF ALABAMA,
NATIONAL ASSOCIATION

By: /s/ Julian W. Banton

Its: President

ATTEST:

/s/ Doris B. Kilgore
Its Cashier

[CORPORATE SEAL]

STATE OF ALABAMA

JEFFERSON COUNTY

ADDENDUM TO
SOUTHTRUST CORPORATION
ADDITIONAL RETIREMENT BENEFIT PLAN (PENSION)

SOUTHTRUST CORPORATION, a Corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Employer”), hereby publishes on this the 20th day of April, 1994 this Addendum to the SouthTrust Corporation Additional Retirement Benefit Plan, as follows:

WITNESSETH:

WHEREAS, Employer, effective on January 1, 1987, established an Additional Retirement Benefit Plan and Trust; and

WHEREAS, the Internal Revenue Service has recently taken the position in a private letter ruling that all employers which participate in nonqualified deferred compensation plans are grantors under the plan and accompanying trust; and

WHEREAS, it is the desire of SouthTrust Corporation that the Plan and Trust conform to the Internal Revenue Service position.

NOW, THEREFORE, in consideration of the premises hereinabove set forth, Employer hereby clarifies the Plan, by addendum, as follows:

FIRST. Section 9.3 of said Plan shall be amended to read as follows:

9.3    Unsecured Promise. SouthTrust, each Employing Company and each Participant acknowledges that this Agreement shall create only an unsecured promise by SouthTrust and each Employing Company to Participants to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Participant shall be entitled to receive all amounts as provided hereunder, all such amounts shall remain solely the property of SouthTrust and each Employing Company with respect to the assets contributed on behalf of its employees) subject only to the claims of the general creditors of the Employer and each Employing Company.

SECOND: This Addendum shall be effective as of the date first entered above.

THIRD: In all other respects, said Plan is hereby ratified, confirmed and approved.

The Employer has caused this Addendum to be executed by its duly authorized officer and duly attested, and its corporate seal to be hereunto affixed on the day and year first above written.

SOUTHTRUST CORPORATION

By: /s/ Wallace D. Malone, Jr.
Wallace D. Malone,
Chairman and Chief Executive Officer

(EMPLOYER)

ATTEST

/s/ Aubrey D. Barnard
Aubrey D. Barnard,
Secretary

[CORPORATE SEAL]

AMENDMENT 2008-1 TO THE
AMENDED AND RESTATED
SOUTHTRUST CORPORATION
ADDITIONAL RETIREMENT BENEFIT PLAN (PENSION)

THIS AMENDMENT, dated as of December 29, 2008, hereby amends the Amended and Restated SouthTrust Corporation Additional Retirement Benefit Plan (Pension) (the “Plan”).

RECITALS

WHEREAS, SouthTrust Corporation (“SouthTrust”) previously adopted the Plan for the benefit of a select group of highly compensated or management employees of SouthTrust and other employing companies affiliated with SouthTrust (collectively referred to as “Participants”), effective as of July 15, 1992 and amended effective as of April 20, 1994.

WHEREAS, Wachovia Corporation (“Wachovia”) and SouthTrust merged, effective November 1, 2004, and Wachovia currently sponsors the Plan for the benefit of the Participants

WHEREAS, Wachovia desires to amend the Plan to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), by modifying the distribution provisions and adding a special distribution election for amounts subject to Section 409A of the Code.

1. A new Section 7A is hereby added after Section 7 to read as follows:

“7A.    PAYMENT OF NON-GRANDFATHERED BENEFITS.

7A.1    Notwithstanding anything in the Plan to the contrary, prior to December 31, 2008, a Participant who will not have begun receiving distributions of his Non-Grandfathered Benefits (as defined below) calculated pursuant to Section 6 of this Plan (the “Non-Grandfathered Retirement Benefit”) prior to January 1, 2009 and who is entitled to a Non-Grandfathered Retirement Benefit, may make an election with respect to the form of payment by filing an election form in the form prescribed by the Committee (the “Distribution Election”). The Participant may choose from a form of annuity available under the Retirement Plan or a lump sum. If a Participant selects an annuity, the Participant will be permitted to choose his annuity option at the time payment of his Non-Grandfathered Retirement Benefit commences. If a Participant chooses a lump sum, his Non-Grandfathered Retirement Benefit will be the actuarially equivalent lump sum of the Non-Grandfathered Retirement Benefit. For purposes of this Plan, “Non-Grandfathered Benefits” shall mean a Participant’s benefits hereunder that were not earned and vested for purposes of Section 409A of the Code on or before December 31, 2004.

7A.2    If a Participant does not elect an annuity on his Distribution Election, then the Participant’s Non-Grandfathered Retirement Benefit shall be paid in a lump sum.

7A.3    If a Participant is not currently employed by SouthTrust (i) at the time he makes his Distribution Election, or (ii) as of December 31, 2008 in the event the Participant does not make a Distribution Election, then the Participant’s Non-Grandfathered Retirement Benefit will be distributed or commenced distribution, as applicable, on the first day of the month coincident with or next following the Participant’s 65th birthday.

7A.4    Notwithstanding anything to the contrary herein, a Participant shall not be permitted in Plan Year 2008 to (a) change payment elections in a manner that will defer distribution of amounts that the Participant otherwise would have received in 2008 or (b) accelerate payments that would otherwise be made at a later date into 2008

7A.5    Notwithstanding anything to the contrary herein, if a Participant’s Beneficiary (including an eligible spouse) becomes eligible at any time to receive a death benefit which is payable prior to the commencement of the Participant’s retirement benefit under the Retirement Plan, the Participant’s Beneficiary shall be entitled to a death benefit under this Plan equal to (A) the amount of the death benefit which the Beneficiary is entitled to receive under the Retirement Plan, reduced by (B) the amount of the death benefit which the Beneficiary is entitled to receive under the terms, provision and limitations of the Retirement Plan. If a Participant, at the date of his death, is receiving payment of the Non-Grandfathered Retirement Benefit provided hereunder in a form which contemplates that a payment or payments will be made after his death, such Participant’s Beneficiary shall be entitled to receive payment of the Non-Grandfathered Retirement Benefit if such Participant would be entitled to receive those death benefits under the Retirement Plan. The death benefit payable to a Participant’s Beneficiary as described above in this Section 7A.5, shall be paid to the Participant’s Beneficiary in the actuarially equivalent lump sum of the death benefit within 60 days following Participant’s death.

7A.6    Distribution of the Non-Grandfathered Retirement Benefit pursuant to the Participant’s Distribution Election and this Section 7A shall supersede and replace any and all prior agreements with respect to distribution of the Non-Grandfathered Retirement Benefit entered into by the Participant and SouthTrust.”

2. A new Section 9.10 is hereby added to read as follows:

“9.10    Compliance with Section 409A of the Code. The Plan is intended to comply with the requirements of Section 409A of the Code, and shall in all respects be administered in accordance with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, distributions of Non-Grandfathered Benefits may only be made under the Plan upon an event and in a manner permitted by Section 409A of the Code, including the requirement that Specified Employees, may not receive distributions of Non-Grandfathered Benefits prior to the end of the six-month period following a Separation from Service. If a payment of Non-Grandfathered Benefits is not made by the designated payment date under the Plan, the payment shall be made by December 31 of the calendar year in which the designated date occurs. To the extent that any provision of the Plan would cause a conflict with the requirements of Section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of Section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. Other than the special Distribution Election made before December 31, 2008 pursuant to Section 7A above, in no event may a Participant designate the year of a distribution of his Non-Grandfathered Benefits.”

3. This Amendment shall be effective as of the date first written above.

4. Nothing in this Amendment shall, or is intended to, constitute a “material modification” so as to subject amounts that were earned and vested as of December 31, 2004 to the provisions of Section 409A of the Code.

5. In all respects not modified herein, the Plan is hereby ratified, confirmed and approved.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties set forth below have caused this instrument to be executed on the date first written above.

WACHOVIA CORPORATION

By: /s/ Chuck Loring
Chuck Loring

Title: Senior Vice President

PARTICIPANT

/s/ Elizabeth A. Duke
Elizabeth Duke